EXHIBIT 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com Traded: Nasdaq “LACO”

FOR FURTHER INFORMATION CONTACT:

Timothy J. Cope 952-449-7030

FOR IMMEDIATE RELEASE:
Monday, February 28, 2005

LAKES ENTERTAINMENT, INC. ANNOUNCES

GAMING SITE APPROVAL IN VICKSBURG, MISSISSIPPI

Minneapolis, February 28, 2005 — Lakes Entertainment, Inc. (Nasdaq “LACO”) today announced that its request for gaming site approval with respect to its proposed casino location in Vicksburg, Mississippi has been granted by the Mississippi Gaming Commission. Lakes plans to develop the project on an approximately 160 acre site on the Mississippi River, located on Magnolia Road in Vicksburg, Warren County, Mississippi.

     Lyle Berman, Chairman and CEO of Lakes stated, “We are very excited about our proposed project in Vicksburg. We look forward to building and operating a first class facility that will enhance and grow the market. Our site is strategically located near Highway 61 to provide easy access for our guests.”

     Tim Cope, President and CFO of the Company added, “We plan to open an operation consisting of approximately 1,500 slot machines, 45 table games, a 250 room hotel and an enclosed guest parking facility. Our next steps are to work with the Army Corps of Engineers on site planning, complete the site development process and obtain the necessary development and construction financing. We look forward to opening by early 2007.”

     Lakes Entertainment, Inc. currently has development and management agreements with five separate Tribes for one new casino operation in Michigan, two in California, one in Texas and one in Oklahoma. Additionally, the Company owns approximately 64% of WPT Enterprises, Inc. (Nasdaq “WPTE”), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour television series, the licensing and sale of branded products and the sale of corporate sponsorships.

     Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol “LACO”.

     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; and the fact that the WPT shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPT common stock. There are also risks and uncertainties relating to WPT that may have a material effect on the Company’s consolidated results of operations or the market value of the WPT shares held by the Company, including WPT’s significant dependence on the Travel Channel as a source of revenue; the potential that WPT’s television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPT’s television programming; the risk that WPT may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPT’s relationships with key licensing and strategic partners; and WPT’s dependence on its senior management team. For more information, review the Company’s filings with the Securities and Exchange Commission.